FOR IMMEDIATE RELEASE

Prologis Reports First Quarter 2022 Earnings Results

SAN FRANCISCO (April 19, 2022) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the first quarter of 2022.

Net earnings per diluted share was $1.54 for the quarter compared with $0.49 for the first quarter of 2021. Core funds from operations (Core FFO)* per diluted share was $1.09 for the quarter compared with $0.97 for the same period in 2021.

“The need for resilience in the supply chain continues to drive record demand despite today’s economic and geopolitical risks,” said Hamid R. Moghadam, co-founder and CEO, Prologis. “With our well-positioned portfolio, irreplaceable land bank, abundant investment capacity and differentiated customer solutions, we expect to continue to outperform while delivering exceptional customer service.”

PROLOGIS TO PARTICIPATE IN FEDERAL SUPPLY CHAIN INITIATIVE

Last month, the Biden Administration asked for Prologis’ participation in its Freight Logistics Optimization Works initiative (FLOW), which is charged with developing a digital sharing network to help improve the flow of goods in the United States. Prologis is part of a public/private working group that is evaluating ways to expand information sharing across the U.S. supply chain. Prologis will leverage its powerful data platform to share insights on industry trends.

OPERATING PERFORMANCE

Owned & Managed	1Q22	Notes
Average Occupancy	97.4%	98.1% leased as of March 31, 2022
Leases Commenced	52.2MSF	49.0MSF operating portfolio and 3.2MSF development portfolio
Retention	75.4%

Prologis Share	1Q22	Notes
Net Effective Rent Change	37.0%	Led by U.S. at 41.5%
Cash Rent Change	19.2%
Cash Same Store NOI*	8.7%	Led by U.S. at 9.7%

DEPLOYMENT ACTIVITY

Prologis Share	1Q22
Building Acquisitions	$98M
Weighted avg stabilized cap rate	3.7%
Development Stabilizations	$212M
Estimated weighted avg yield	6.1%
Estimated weighted avg margin	80.9%
Estimated value creation	$172M
% Build-to-suit	48.7%
Development Starts	$1,020M
Estimated weighted avg yield	5.6%
Estimated weighted avg margin	43.2%
Estimated value creation	$441M
% Build-to-suit	36.6%
Total Dispositions and Contributions	$1,533M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.0%

BALANCE SHEET & LIQUIDITY

During the first quarter, Prologis and its co-investment ventures issued $2.6 billion of debt at a weighted average interest rate of 1.5 percent. This activity includes $1.6 billion in green bond raises. The company has maintained its leading liquidity position with approximately $6.8 billion in cash and availability on its credit facilities.

As of March 31, 2022, debt as a percentage of total market capitalization was 13.5 percent, and the company’s weighted average interest rate on its share of total debt was 1.7 percent with a weighted average term of 10.0 years. The combined investment capacity of Prologis and its open-ended ventures, at levels in line with their current ratings, is approximately $18 billion.

2022 GUIDANCE

“Our lease mark-to-market of 47 percent provides substantial embedded earnings growth for years to come even without any further increase in market rents,” said Timothy D. Arndt, chief financial officer, Prologis. “The long-term growth outlook for our business and balance sheet has never been stronger.”

  2022 GUIDANCE

  Earnings (per diluted share)                                              Previous                           Revised                       Change at M.P.

Net Earnings	$4.40 to $4.55	$4.85 to $5.00	10.1%
Core FFO*	$5.00 to $5.10	$5.10 to $5.16	1.6%
Core FFO, excluding net promote income*	$4.45 to $4.55	$4.50 to $4.56	0.7%

  Operations

Average occupancy	96.50% to 97.50%	96.75% to 97.50%	12.5 bps
Cash Same Store NOI* - PLD share	6.00% to 7.00%	7.25% to 8.00%	113 bps

  Strategic Capital (in millions)

Strategic Capital revenue, excl promote revenue	$540 to $560	$550 to $565	1.4%
Net promote income	$420	$460	9.5%

  G&A (in millions)

General & administrative expenses	$300 to $315	$310 to $320	2.4%

  Capital Deployment – Prologis Share (in millions)        Previous                           Revised                       Change at M.P.

Development stabilizations	$2,300 to $2,600	$2,300 to $2,600	-%
Development starts	$4,500 to $5,000	$4,500 to $5,000	-%
Building acquisitions	$700 to $1,200	$700 to $1,200	-%
Building contributions	$1,600 to $1,900	$1,600 to $1,900	-%
Building and land dispositions	$1,500 to $1,800	$1,900 to $2,200	24.2%
Net sources/(uses)	($2,100) to ($2,500)	($1,700) to ($2,100)	17.4%
Realized development gains	$700 to $800	$750 to $850	6.7%

*	This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2022 relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

APRIL 19, 2022, CALL DETAILS
The call will take place on Tuesday, April 19, 2022, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (888) 330-2502 (toll-free from the United States and Canada) or +1 (240) 789-2713 (from all other countries) and enter conference code 7126328. A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available April 19 - May 3 at +1 (800) 770-2030 (from the United States and Canada) or +1 (647) 362-9199 (from all other countries) using conference code 7126328. The webcast replay will be posted in the Investor Relations section of www.prologis.com under "Events & Presentations."

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2022, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (93 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, +1 (415) 733-9565, tward@prologis.com, San Francisco

     Jill Sawyer,   +1 (415) 733-9526, jsawyer@prologis.com, San Francisco

Media: Jennifer Nelson, +1 (415) 733-9409, jnelson2@prologis.com, San Francisco

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